Exhibit 10.1

BRITISH	Ministry of Employment and Investment
COLUMBIA	Energy and Minerals Division Mineral Titles Branch

Mineral Tenure Act
SECTION 57 & 58

BILL OF SALE ABSOLUTE

Indicate Type of Title: [X] Mineral [  ] Placer

Mining Division: Kamloops

Seller:	Purchaser:
I, Kimberly Carla Sinclair	Suncross Exploration Corporation
818-470 Granville St.	835 Martin Street, Suite 3150
Vancouver, B.C.	Blaine, WA
VGC 1V5	98230

Client Number:__________	Client Number:____________________

For and in consideration of the sum of SIX THOUSAND - U.S. - dollars ($6,000.00) U.S. paid to me, do hereby sell the interest as specified below in the following mineral titles:

CLAIM NAME OR LEASE TYPE	TENURE NUMBER	PERCENTAGE OF TITLE BEING SOLD

Argo	130503	100% (ALL)

I declare that I have good title to these tenures and every right to sell the same, in witness whereof I have today signed my legal name.

/s/ Kimberly Carla Sinclair
Kimberly Carla Sinclair

Witness:
/s/ Larry Sostad
Larry Sostad